UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 5, 2008

__________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. Amended and Restated Loan and Security Agreement

On March 6, 2008, Lyris, Inc. (the “Company”) and its wholly owned subsidiaries, Lyris Technologies, Inc and Commodore Resources (Nevada), Inc. entered into an Amended and Restated Loan and Security Agreement (the “New Credit Agreement”) with Comerica Bank (the “Bank”). The New Credit Agreement amends and restates in its entirety the Loan and Security Agreement originally entered into on October 4, 2005, among the Bank, the Company and certain subsidiaries of the Company (the “Original Credit Agreement”). The Bank’s commitment under the New Credit Agreement is unchanged and is a revolving line of credit in the amount of approximately $12.7 million that is reduced on the last day of each month as follows:

  approximately $208,000 through July 2008;

  $0 from August 2008 through November 2008;

  approximately 312,000 in December 2008;

  approximately 417,000 from January 2009 through March 2009;

  approximately $312,000 in April 2009; and

  approximately $208,00 thereafter until final maturity in March 2012.

The commitment is secured by essentially all of the assets of the Company and its subsidiaries including intellectual property.

The New Credit Agreement contains typical default provisions giving the Bank the right to demand immediate payment of all principal, interest and other obligations outstanding thereunder in the event of certain occurrences, including:

  the Company’s failure to pay any of its obligations to the Bank;

  a breach by the Company of any covenants in the New Credit Agreement;

  the Company suffers a material adverse effect; or

  the Company defaults on a third party obligation or has a judgment entered against it for an amount in excess of $250,000.

The New Credit Agreement contains typical negative covenants preventing or restricting the Company’s and its subsidiaries’ ability to take certain actions, including, without limitation, changing their principal executive offices, chancing their names, disposing of property or other assets, and incurring additional indebtedness.

Under the New Credit Agreement, the Company is required to maintain the following financial ratios:

  Fixed Charge Coverage. Measured on a monthly basis, a ratio of EBITDA minus cash taxes and non-financed capital expenditures to the sum of cash interest expense plus the current portion of all indebtedness owed to Bank of at least; (i) 1.25 to 1.00 at all times until August 31, 2008, (ii) 1.15 to 1.00 at all times from September 1, 2008 through November 30, 2008, and (iii) 1.25 to 1.00 at all times beginning on December 1, 2008. EBITDA shall be calculated (x) on a trailing twelve (12) month basis and shall exclude one time impairment charges and principal payments at all times until November 30, 2008, and (y) on an annualized rolling three month basis thereafter.

  Minimum EBITDA. Measured on a rolling three-month basis, EBITDA is required as follows (i) measured quarterly, not less than $800,000 for the quarterly measuring period ending March 31, 2008, (ii) measured quarterly, not less than $0 for the quarterly measuring period ending June 30, 2008, (iii) measured quarterly, not less than $250,000 for the quarterly measuring period ending September 30, 2008, (iv) measured monthly, $1,500,000 for the monthly measuring periods ending December 30, 2008, through February 28, 2009, and (v) measured monthly, Two Million Dollars ($2,000,000) for each monthly measuring period thereafter.

  Senior Debt to EBITDA. Measured on a monthly basis, a ratio of all outstanding obligations owed to the Bank divided by EBITDA of not greater than: (i) 2.50 to 1.00 for each monthly measuring period through June 30, 2008, (ii) 3.25 to 1.00 for the monthly measuring period ending July 31, 2008 through the monthly measuring period ending November 30, 2008, and (iii) 2.00 to 1.00 for each monthly measuring period thereafter. EBITDA shall be calculated (x) on a trailing twelve month basis and shall exclude one time impairment charges at all times until November 30, 2008, and (y) on an annualized rolling three month basis thereafter.

  Liquidity. Measured monthly, the sum of the cash held at the Bank plus unused availability under the revolving line of credit of not less than $500,000 at all times until March 31, 2008 and $250,000 at all times from April 1, 2008 through June 30, 2008.

  Subordinated Debt. The obligations of the Company and/or its subsidiaries outstanding under that certain Amended and Restated Promissory Note originally issued to the John Buckman and Jan Hanford Trust (the “Trust) on March 31, 2007 (the “Note”) must be exchanged for equity of the Company no later than March 31, 2008.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

B. LDN Stuyvie Subscription Agreement

On March 5, 2008, the Company entered into a Subscription Agreement (the “LDN Stuyvie Subscription Agreement”) with LDN Stuyvie Partnership (“LDN Stuyvie”), which is the Company’s largest stockholder and is controlled by the chairman of the Company’s board of directors, William T. Comfort, III. Pursuant to the LDN Stuyvie Subscription Agreement, LDN Stuyvie purchased 6,520,374 shares of the Company’s common stock at a purchase price of $1.05 per share or $6,846, 392.37 in the aggregate. The aggregate purchase price was satisfied by LDN Stuyvie as follows:

  payment to the Company of $1 million in cash, and

  termination of the Company’s obligations under the Note.

LDN Stuyvie had acquired the Note from the Trust on January 23, 2008. On the date of the transaction, total principal and interest outstanding under the Note equaled approximately $5,409,209 and $437,182, respectively.

The foregoing description of the LDN Stuyvie Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 under the header “B. LDN Stuyvie Subscription Agreement” for a discussion of the termination of the Note. The Note had been accruing interest at a rate of 10% per annum from May 12, 2005. The Note has been returned to the Company for cancellation. There were no penalties associated with the termination of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 under the header “A. Amended and Restated Loan and Security Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 under the header “B. LDN Stuyvie Subscription Agreement” is incorporated into this Item 3.02 by reference. The shares of common stock were issued in a private placement in reliance on Rule 506 under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amended and Restated Credit Agreement, dated March 6, 2008, by and among Comerica Bank, Lyris, Inc., Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc.

10.2	Subscription Agreement, dated March 5, 2008, by and between LDN Stuyvie Partnership and Lyris, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

	By:	/s/Luis Rivera
	Name:	Luis Rivera
	Title:	Chief Executive Officer

Date: March 11, 2008